UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2026

Meta Platforms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35551	20-1665019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Meta Way, Menlo Park, California 94025

(Address of principal executive offices and Zip Code)

(650) 543-4800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000006 par value	META	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Mandatory Convertible Preferred Stock Offering

On October 26, 2026, Meta Platforms, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement (Depositary Shares)”) with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC as the representatives of the several underwriters named therein (the “Depositary Shares Underwriters”), pursuant to which the Company agreed to issue and sell 250,000,000 Series A depositary shares (the “Depositary Shares”), each representing a 1/20th interest in a share of 6.50% Series A Mandatory Convertible Preferred Stock, liquidation preference $1,000.00 per share, par value $0.000006 per share (the “Preferred Stock” and such offering, the “Depositary Shares Offering”).

Pursuant to the Underwriting Agreement (Depositary Shares), the Company granted the Depositary Shares Underwriters an option to purchase up to an additional 37,500,000 Depositary Shares, which is exercisable within a 30-day period beginning on, and including, the date of the Underwriting Agreement (Depositary Shares), solely to cover over-allotments, if any.

The Depositary Shares Offering closed on October 29, 2026. A validity opinion issued by the Company’s counsel with respect to the Depositary Shares sold in the Depositary Shares Offering and the Preferred Stock underlying such Depositary Shares is filed as Exhibit 5.1 hereto.

The Depositary Shares Offering was made pursuant to a shelf registration statement on Form S-3 (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2026 (Registration No. 333-299631), a base prospectus, dated October 26, 2026, included as part of the Registration Statement, and a prospectus supplement, dated October 26, 2026.

In connection with the Depositary Shares Offering, the Company filed a certificate of designations (the “Original Certificate of Designations”) and a restated charter certificate of designations (the “Restated Charter Certificate of Designations” and, together with the Original Certificate of Designations, the “Certificates of Designations”) with the Secretary of State of the State of Delaware on October 28, 2026. The Original Certificate of Designations became effective upon filing, and the Restated Charter Certificate of Designations will become effective and supersede the Original Certificate of Designations upon effectiveness of the Company’s amended and restated certificate of incorporation, which has an effective date of January 19, 2027. The Certificates of Designations include the same form of certificate for the Preferred Stock (the “Form of Certificate”) and establish the same preferences, limitations, and relative rights of the Preferred Stock. Upon the effectiveness of the Restated Charter Certificate of Designations, each issued and outstanding share of Preferred Stock will continue as an issued and outstanding share of Preferred Stock designated pursuant to the Restated Charter Certificate of Designations.

In connection with the Depositary Shares Offering, the Company entered into a deposit agreement (the “Deposit Agreement”), dated October 29, 2026, by and among the Company, Computershare Trust Company, N.A. and Computershare Inc., acting jointly as bank depositary (the “Depositary”), and the holders from time to time of the depositary receipts (the “Depositary Receipts”), a form of which is included therein (the “Form of Depositary Receipt”).

The Deposit Agreement provides for the deposit of shares of Preferred Stock from time to time with the Depositary and for the issuance of Depositary Receipts evidencing Depositary Shares in respect of the deposited Preferred Stock.

The foregoing descriptions of the terms of the Underwriting Agreement (Depositary Shares), Original Certificate of Designations, Form of Certificate, Deposit Agreement, and Form of Depositary Receipt are qualified in their entirety by reference to the Underwriting Agreement (Depositary Shares), Original Certificate of Designations, Form of Certificate, Deposit Agreement, and Form of Depositary Receipt, which are filed as Exhibits 1.1, 3.1, 4.1, 4.2, and 4.3, respectively, hereto and incorporated herein by reference.

Common Stock Offering in Connection with Forward Sale Agreements

On October 26, 2026, the Company entered into forward sale agreements (each, a “Forward Sale Agreement”) with each of Morgan Stanley Capital Services LLC and Goldman Sachs & Co. LLC (each, a “Forward Purchaser”), initially relating to an aggregate of 40,000,000 shares of the Company’s Class A common stock, par value $0.000006 per share (“Class A Common Stock”). In connection with the Forward Sale Agreements, the Company entered into an Underwriting Agreement (the “Underwriting Agreement (Common Stock)”) with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as the representatives of the underwriters named therein (the “Common Stock Underwriters”), Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as forward sellers (the “Forward Sellers”), and the Forward Purchasers, pursuant to which the Forward Sellers sold to the Common Stock Underwriters an aggregate of 40,000,000 shares of Class A Common Stock. As contemplated by the Forward Sale Agreements, the Forward Sellers borrowed from third parties all such shares of Class A Common Stock. The Common Stock Underwriters have been granted a 30-day option to purchase up to an additional 6,000,000 shares of Class A Common Stock. If such option is exercised, then the Company plans to enter into additional forward sale agreements with each Forward Purchaser in respect of the number of shares of Class A Common Stock that is subject to the exercise of such option.

The Company will not initially receive any proceeds from the sale of Class A Common Stock by the Forward Sellers to the Common Stock Underwriters. Each Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at the Company’s discretion, subject to certain conditions, on or prior to November 19, 2027. On each settlement date, the Company will issue shares of Class A Common Stock to the relevant Forward Purchaser at the then-applicable forward sale price. Notwithstanding the foregoing, upon the issuance of the Company’s Class C common stock, par value $0.000006 per share (“Class C Common Stock”) to be established by the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 21, 2026 and satisfaction of certain other conditions, each Forward Sale Agreement will reference both Class A Common Stock and the Class C Common Stock and, in certain circumstances, the Company will have the ability to settle each Forward Sale Agreement by delivering only shares of Class C Common Stock.

The forward sale price is initially $622.91875 per share. Each Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased by an amount per share specified in such Forward Sale Agreement on each of certain dates specified in such Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. In addition, upon issuance of the Class C Common Stock and satisfaction of certain other conditions, the applicable forward sale price will be subject to reduction if the Company elects to settle any Forward Sale Agreement by delivery of Class C Common Stock, in certain cases, for a portion of each Forward Sale Agreement, based in part on the difference between the trading price of the Class A Common Stock and the Class C Common Stock at that time.

Each Forward Purchaser will have the right to accelerate its Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require the Company to settle its Forward Sale Agreement on a date specified by such Forward Purchaser if, subject to certain conditions:

•

in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate is unable to continue to borrow a number of shares of Class A Common Stock or Class C Common Stock, as applicable, equal to the number of shares to be delivered by the Company upon settlement of its Forward Sale Agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

the Company declares any dividend or distribution on shares of Class A Common Stock or Class C Common Stock, as applicable, payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than shares of Class C Common Stock in certain specified distributions), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such Forward Purchaser;

•

certain ownership thresholds applicable to such Forward Purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such Forward Purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in the Forward Sale Agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of the Class A Common Stock or Class C Common Stock, as applicable, or certain changes in law (each as more fully described in the Forward Sale Agreements); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by the Company in connection with its entry into the applicable Forward Sale Agreement or the Company’s bankruptcy (except in the case of certain bankruptcy or insolvency events pursuant to which the Forward Sale Agreements would automatically terminate) (each as more fully described in the Forward Sale Agreements).

The foregoing description of the Underwriting Agreement (Common Stock) and each Forward Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement (Common Stock) and each such Forward Sale Agreement, which are filed as Exhibits 1.2, 10.1 and 10.2 hereto, respectively, and incorporated herein by reference. In connection with the issuance and sale of the shares of Class A Common Stock, the Company is also filing a legal opinion regarding the validity of the shares of Class A Common Stock as Exhibit 5.2 for the purpose of incorporating the opinion into the Company’s Registration Statement.

Item 3.03. Material Modification to Rights of Security Holders.

On October 28, 2026, the Company filed the Certificates of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations, and relative rights of the Preferred Stock. The Original Certificate of Designations became effective upon filing, and the Restated Charter Certificate of Designations has an effective date of January 19, 2027.

Subject to certain exceptions, under the terms of the Preferred Stock, so long as any share of Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on the Class A Common Stock, the Class C Common Stock (if issued) or any other shares of junior stock, and no Class A Common Stock, Class C Common Stock (if issued) or other junior stock or parity stock may be, directly or indirectly, purchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of the Class A Common Stock or Class C Common Stock, as the case may be, has been set apart for the payment of such dividends upon, all outstanding shares of Preferred Stock.

Holders of the Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Preferred Stock, including conversion, dividend, liquidation, and voting rights, subject to the provisions of the Deposit Agreement. The Preferred Stock will accumulate dividends (which may be paid in cash or, subject to certain limitations, in shares of the Class A Common Stock or in any combination of cash and shares of the Class A Common Stock) at a rate per annum equal to 6.50% on the liquidation preference thereof. The liquidation preference of the Preferred Stock is $1,000 per share. Dividends on the Preferred Stock will be payable when, as and if declared by the Company’s board of directors (or an authorized committee thereof), on February 15, May 15, August 15, and November 15 of each year, beginning on February 15, 2027 and ending on, and including, August 15, 2029. Unless earlier converted, each outstanding share of Preferred Stock will automatically convert for settlement on or about August 15, 2029, into between 1.3620 and 1.6000 shares of Class A Common Stock (and, correspondingly, each Depositary Share will automatically convert into between 0.0681 and 0.0800 shares of Class A Common Stock), subject to customary anti-dilution adjustments, determined based on the average volume-weighted average price of the Class A Common Stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day prior to August 15, 2029 (the “final averaging period”). Notwithstanding the foregoing, upon the issuance of the Class C Common Stock and satisfaction of certain other conditions, (1) unless earlier converted, each share of Preferred Stock (and, correspondingly, each Depositary Share) will be convertible into shares of Class C Common Stock for settlement on or about August 15, 2029 in a number not less than the then-current minimum conversion rate nor greater than the then-current maximum conversion rate, determined based on the average volume-weighted average price of the Class C Common Stock during the final averaging period, (2) other than during a fundamental change conversion period (as defined in the Certificates of Designations), at any time after the 50th trading day immediately following the Class C Dividend Trigger Date (as defined in the Certificates of Designations) and prior to the mandatory conversion settlement date, a holder of 20 Depositary Shares may cause the Depositary to convert one share of Preferred Stock, on such holder’s behalf, into a number of shares of Class C Common Stock equal to the then-current minimum conversion rate and (3) cumulative dividends with respect to the Preferred Stock may be paid in cash or, subject to certain limitations, in shares of Class C Common Stock or in any combination of cash and Class C Common Stock, at the election of the Company. If a holder of 20 Depositary Shares causes the Depositary to convert one share of Preferred Stock, on such holder’s behalf, during a specified period beginning on the fundamental change reference date with respect to a fundamental change, the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make-whole dividend amount.

In addition, in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Preferred Stock will be entitled to receive an amount per share of Preferred Stock equal to the greater of (x) $1,000 per share of the Preferred Stock plus an amount equal to any accumulated and unpaid dividends per share of such Preferred Stock to, but excluding, the date fixed for such liquidation, winding-up or dissolution and (y)(i) the per share amount to be paid or distributed to holders of the Class A Common Stock or Class C Common Stock, as applicable, then underlying the Preferred Stock in connection with such voluntary or involuntary liquidation, winding-up or dissolution, multiplied by (ii) the then-current maximum conversion rate of the Preferred Stock, to be paid out of the Company’s assets available for distribution to the Company’s shareholders, after satisfaction of liabilities to the Company’s creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock, including the Class A Common Stock and, if issued, the Class C Common Stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.03.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made, and are susceptible to a number of risks, uncertainties, and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company’s actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by the Company’s forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements as a result of various factors, including those discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by law, the Company undertakes no obligation to make any revisions to the forward-looking statements contained in this Current Report on Form 8-K or to update them to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, whether as a result of new information, future developments, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of October 26, 2026, by and among Meta Platforms, Inc. and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein, relating to the Depositary Shares.

1.2	Underwriting Agreement, dated as of October 26, 2026, by and among Meta Platforms, Inc., Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein, Morgan Stanley Capital Services LLC and Goldman Sachs & Co. LLC, as forward purchasers, and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as forward sellers, relating to the Class A Common Stock.

3.1	Original Certificate of Designations for the 6.50% Series A Mandatory Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware and effective October 28, 2026.

4.1	Form of Certificate for the 6.50% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1).

4.2	Deposit Agreement, dated as of October 29, 2026, by and among Meta Platforms, Inc., Computershare Trust Company, N.A., and Computershare Inc., acting jointly as bank depositary, and the holders from time to time of the Depositary Receipts described therein.

4.3	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Davis Polk & Wardwell LLP relating to the Depositary Shares and the Preferred Stock.

5.2	Opinion of Davis Polk & Wardwell LLP relating to the Class A Common Stock.

10.1	Confirmation of Forward Sale Transaction, dated October 26, 2026, between the Company and Morgan Stanley Capital Services LLC, in its capacity as a Forward Purchaser.

10.2	Confirmation of Forward Sale Transaction, dated October 26, 2026, between the Company and Goldman Sachs & Co. LLC, in its capacity as a Forward Purchaser.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META PLATFORMS, INC.

Date: October 29, 2026	By:	/s/ Katherine R. Kelly
	Name:	Katherine R. Kelly
	Title:	Vice President and Corporate Secretary